Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 30, 2024, between Clene Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser desires to purchase from the Company, securities of the Company, as more fully described in this Agreement; and

WHEREAS, concurrently herewith, pursuant to: (i) an effective registration statement under the Securities Act as to shares of Common Stock (defined below), prefunded warrants and prefunded warrant shares and (ii) an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder as to warrants to purchase shares of Common Stock, in accordance with the terms set forth in a prospectus supplement for such offering, the Company may issue and sell to third parties, securities of the Company (the “Registered Direct Offering and Concurrent PIPE”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto and all conditions precedent to the Company’s obligations to deliver the Shares have been satisfied or waived, but in no event later than the first (1st) Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Warrants” means the warrants to purchase shares of Common Stock delivered to each Purchaser at the Closing in accordance with Section 2.2(a) hereof, which Common Warrants shall be exercisable immediately and have a term of exercise equal to five (5) years, in the form of Exhibit A hereto.

“Common Warrant Shares” means the shares of Common Stock issuable to each holder of Common Warrants upon exercise of the Common Warrants.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Per Share Purchase Price” equals $4.713 ($4.588 per Share and inclusive of $0.125 per Common Warrant ), subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement, provided that the purchase price per Prefunded Warrant shall be the Per Share Purchase Price minus $0.001.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prefunded Warrants” means, collectively, the prefunded Common Stock purchase warrants delivered to the Purchasers at the Closing, which Prefunded Warrants shall be exercisable immediately and shall expire when exercised in full, in the form of Exhibit B hereto.

“Prefunded Warrant Shares” means the shares of Common Stock issuable upon exercise of the Prefunded Warrants.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement and all other material incorporated by reference into such prospectus.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Registrable Securities” means the Shares issued at Closing and the Warrant Shares issuable pursuant to the Common Warrants and the Prefunded Warrants (as applicable). Notwithstanding the foregoing, the Shares and Warrant Shares shall cease to be Registrable Securities for all purpose hereunder upon the earlier to occur of the following: (A) the sale by any Person of such Shares and Warrant Shares to the public either pursuant to a registration statement under the Securities Act or Rule 144 (in which case, only such Shares and Common Warrant Shares sold shall cease to be Registrable Securities) or (B) such Shares and Warrant Shares become eligible for sale by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as determined in good faith by the Company.

“Registration Statement” means a registration statement of the Company that covers the Registrable Securities pursuant to the provisions of this Agreement to be filed with the Commission under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(f).

“Securities” means collectively, the Shares, Common Warrants, Prefunded Warrants, the Common Warrant Shares and the Prefunded Warrants Shares sold or issuable to Purchasers pursuant to this Agreement and the Common Warrants and Prefunded Warrants.

“Shares” means the shares of Common Stock issued or issuable to Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 21.1 to the Annual Report on Form 10-K filed with the Commission on March 13, 2024.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Equiniti Trust Company, LLC, the current transfer agent of the Company, and any successor transfer agent of the Company.

“Warrant Shares” means, collectively, the Common Warrant Shares and the Prefunded Warrant Shares.

“Warrants” means, collectively, the Common Warrants and the Prefunded Warrants.

ARTICLE II
PURCHASE AND SALE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees to purchase, an aggregate number of shares of Common Stock equal to their respective Subscription Amount divided by the Per Share Purchase Price and Common Warrants to purchase Common Stock with an exercise price equal to $4.82, subject to adjustment as set forth therein. The Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of the Company, such other location as the parties shall mutually agree, or remotely by electronic transmission if mutually agreed. Notwithstanding anything herein to the contrary, to the extent that a Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such Purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation, or as such Purchaser may otherwise choose, such Purchaser may elect to purchase Prefunded Warrants in lieu of purchasing Shares in such manner to result in the same aggregate purchase price being paid by such Purchaser to the Company, less $0.001 per Prefunded Warrant purchased. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser at Closing, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Securities on the Closing Date. In each case, the election to receive Prefunded Warrants is solely at the option of the Purchaser.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) a copy of irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver such Purchaser’s respective number of Shares determined pursuant to Section 2.1 in book entry form registered in the name of such Purchaser;

(iii) a Common Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of the sum of such Purchaser’s Shares and Prefunded Warrant Shares initially issuable upon exercise of the Prefunded Warrants, if applicable, with an exercise price equal to $4.82, subject to adjustment as set forth therein; and

(iv) for each Purchaser of Prefunded Warrants, a Prefunded Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to the portion of such Purchaser’s Subscription Amount applicable to Prefunded Warrants divided by the Per Share Purchase Price minus $0.001, with an exercise price equal to $0.001, subject to adjustment as set forth therein.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser; and

(ii) such Purchaser’s Subscription Amount (minus, if applicable, a Purchaser’s aggregate exercise price of the Prefunded Warrants, which amounts shall be paid as and when such Prefunded Warrants are exercised for cash) by wire transfer of immediately available funds to the account specified by the Company in writing.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of each Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which SEC Reports shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the SEC Reports, the Company hereby makes the following representations and warranties to each Purchaser:

(a) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (if a good standing concept exists in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in material violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary (if a good standing concept exists in such jurisdiction), except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Material Adverse Effect has occurred or could be reasonably expected to occur: (i) any change in the Company’s stock price or trading volume on the Trading Market, (ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iv) any effect caused by the announcement of the transactions contemplated by this Agreement or the other Transaction Documents, or the identity of the Purchaser or any of its Affiliates as the Purchaser in connection with the transactions contemplated by this Agreement, (v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, (vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of the Purchaser, or (vii) changes in any law, rule, regulation, order, judgment, injunction, decree or other binding directive issued by any governmental, judicial or self-regulatory entity or interpretations or enforcement thereof. No Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) application(s) to each applicable Trading Market for the listing of the Shares and Common Warrant Shares for trading thereon in the time and manner required thereby, and (iii) if applicable, the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Common Warrant.

(f) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by each Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

3.2 Representations and Warranties of the Purchasers. Each Purchaser for itself and for no other Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Specifically, such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any other applicable state securities law.

(c) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Confidentiality. Other than to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g) No General Solicitation. Such Purchaser is not purchasing the Securities as a result of any registration statement, advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h) Acknowledgement of Other Concurrent Offerings. Each Purchaser acknowledges that it is aware that the Company is conducting the Registered Direct Offering and Concurrent PIPE concurrently with the offering of the Securities to the Purchasers pursuant to this Agreement.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Removal of Legends.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement with a current prospectus, or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel at the expense of the transferor, selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Each Purchaser agrees, so long as is required by this Section 4.1, book entry notations evidencing the Shares shall bear a restrictive legend, substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT: (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY AND DEPOSITARY HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO EACH OF THEM THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE ACT.

(c) The book entry ledger of the Transfer Agent evidencing the Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement with a current prospectus covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) (“Effective Date”). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If such Securities may be sold under Rule 144 without limitation or restriction and the Company is then in compliance with the current public information required under Rule 144, or if the Securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Securities shall be issued free of all legends. The Company agrees that following the Effective Date and at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Securities or book entry position representing the Securities, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate or book entry position representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Securities as in effect on the date of delivery of a certificate representing the Securities.

4.2 Furnishing of Information. Until the earlier of: (i) the date that a Purchaser no longer owns any shares or (ii) the two-year anniversary of the Closing Date, the Company shall use reasonable efforts to timely file all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act; provided, however that this covenant shall not prevent a sale, merger or similar transaction involving the Company.

4.3 Integration. The Company shall use reasonable efforts not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4 Securities Laws Disclosure; Publicity. The Company, if required under applicable rules, shall file a Current Report on Form 8-K (or other appropriate form under the Exchange Act), including this Agreement as an exhibit thereto, with the Commission within the time required by the Exchange Act.

4.5 Indemnification of Purchasers. Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its respective directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any material breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the actual and documented fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that: (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel to the Company, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement: (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents or the fraud, gross negligence or willful misconduct of such Purchaser Party as determined by a final, non-appealable judgment of a court of competent jurisdiction. The indemnification required by this Section 4.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred; provided that, if any Purchaser Party is finally judicially determined not to be entitled to indemnification or payment under this Section 4.5, such Purchaser party shall promptly reimburse the Company for any payments that are advance pursuant to this provision. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.6 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.7 Form D; Blue Sky Filings. The Company agrees, if required by applicable law or rules, to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.

4.8 Certain Transactions and Confidentiality. Each Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the Current Report on Form 8-K as described in Section 4.4. Each Purchaser covenants that so long as such Purchaser holds any Securities purchased pursuant to this Agreement, Purchaser shall not engage in Short Sales of the Company’s securities. Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Current Report on Form 8-K as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction.

4.9 Registration Statement.

(a) As soon as practicable (and in any event within 45 calendar days of this Agreement), the Company shall file a registration statement on Form S-3 providing for the resale by the Purchaser of the Shares and Common Warrant Shares. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the Closing Date and to keep such registration statement effective at all times until no Purchaser owns any Shares, Common Warrants or Common Warrant Shares issuable upon exercise of the Common Warrants. Such registration statement may include shares of Common Stock issued, and shares of Common Stock issuable pursuant to warrants and prefunded Common Stock purchase warrants issued in the concurrent private placement portion of the Registered Direct Offering and Concurrent PIPE.

(b) Purchaser may not assign its rights under this Section 4.9 unless such assignment is approved in writing by the Company, in the Company’s sole discretion.

ARTICLE V
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by: (i) any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties or (ii) by the Company by written notice to the Purchasers, if in either case, the Closing has not been consummated on or before the fifth (5th) Trading Day following the date hereof; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to any Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger or operation of law). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence a Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.10 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser have had the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.11 Survival. The representations and warranties contained herein shall survive the Closing for a period ending on the one-year anniversary of the Closing Date.

5.12 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.14 Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Shares.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or any Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.18 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CLENE INC.	Address for Notice:

Clene Inc. 6550 South Millrock Drive, Suite G50 Salt Lake City, Utah 84121 Attention: Chief Executive Officer E-mail: rob@clene.com
By:____________________________________
Name: Robert Etherington Title: President and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO CLENE INC. SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its respective authorized signatory as of the date first indicated above.

Name of Purchaser: _________________________________

Signature of Purchaser or Authorized Signatory: _________________________________

Name of Authorized Signatory (if applicable): _________________________________

Title of Purchaser or Authorized Signatory: _________________________________

Email Address of Purchaser or Authorized Signatory: _________________________________

Facsimile Number of Purchaser or Authorized Signatory: _________________________________

Address for Notice to Purchaser: _________________________________

Number of Shares To Be Issued To Purchaser: [___________]

Number of Common Warrants To Be Issued To Purchaser: [___________]

Number of Prefunded Warrants To Be Issued To Purchaser: [___________]

EIN Number (if applicable): _________________________________

[SIGNATURE PAGES CONTINUE]

Exhibit A

Form of Common Warrant

Exhibit B

Form of Prefunded Warrant